EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144870, 333-176733 and 333-183882) and Form S-3 (File No. 333-200422) of Lakeland Industries, Inc. of our report dated April 22, 2014 relating to our audit of the financial statements of Lakeland Brasil S.A. as of January 31, 2014 which appears in this Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ ACAL CONSULTORIA E AUDITORIA S/S

ACAL CONSULTORIA E AUDITORIA S/S

Rio de Janeiro, RJ, Brazil

May 15, 2015